Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 9, 2009 relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in Approach Resources Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008.
We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.
/s/ HEIN & ASSOCIATES LLP
Dallas, Texas
January 15, 2010